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Exhibit 23.1

         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44854) pertaining to the Perficient, Inc. 401(k) Employee Savings Plan, the Registration Statements (Form S-8 No. 333-42626 and Form S-8 No. 333-75666) pertaining to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan and the Registration Statement (Form S-3 No. 333-42624) of our report dated January 21, 2002, with respect to the consolidated financial statements of Perficient, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP
Austin, Texas March 11, 2002

II-1

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  Exhibit 23.1